PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Steven J. Craig
Sr. Vice President
(214) 210-2675

REMINGTON OIL AND GAS CORPORATION ANNOUNCES
FIRST QUARTER 2004 EARNINGS

Dallas, TX, April 27, 2004, – Remington Oil and Gas Corporation (NYSE: REM) announced the following first quarter financial information:

	Three Months Ended
	March 31,
	2004	2003
	(In thousands, except per share data)
Revenues	$46,163	$42,337
Net income	$11,001	$11,687
Weighted average diluted shares	28,161	27,970
Diluted income per share	$0.39	$0.42
Production Bcfe	8.1	7.1
Average gas price	$5.74	$6.36
Average oil price	$33.76	$32.05

Results versus 1st Quarter 2003

Total revenues and net cash flow increased during the first quarter of 2004 because of higher gas production and increased average oil prices, partially offset by lower gas prices and slightly lower oil production when compared to the first quarter of 2003. Net income decreased slightly because of higher operating costs and depreciation, depletion, and amortization expenses in 2004 compared to 2003. Gas sales revenue increased by $3.5 million, or 12%, and oil sales revenue increased by $290,000, or 2%. Total gas production increased by 24% primarily from new properties in the Gulf of Mexico. Average oil prices increased from $32.05 per barrel to $33.76 per barrel, while average gas prices decreased from $6.36 per Mcf in 2003 to $5.74 per Mcf in 2004.

Operating costs and expenses were $0.75 per Mcfe in 2004 compared to $0.62 per Mcfe in 2003 primarily due to workover costs to replace tubing on Eugene Island 148. Exploration expenses decreased primarily because of lower dry hole costs for wells drilled in the Gulf of Mexico during the first quarter of 2004. Depreciation, depletion, and amortization increased from $1.52 per Mcfe to $1.88 per Mcfe in 2004 reflecting increased finding and development costs in the Gulf of Mexico.

General and administrative expenses did not change significantly at $0.24 per Mcfe for both of the quarters ending March 31, 2004 and 2003. General and administrative expense includes stock based compensation expense consisting of the amortized compensation cost related to stock grants and directors fees paid in common stock. Interest and financing costs decreased to $0.03 per Mcfe, or by 50%, due to lower outstanding debt in 2004. At the end of the quarter our bank debt was reduced to $10.0 million from $37.4 million in the first quarter of 2003.

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Results versus Guidance

In early January, Remington provided production guidance of 17.5 – 18.5 Bcfe for the first six months of 2004. The 8.1 Bcfe for the first quarter falls within that guidance as weather downtime is normally high during this time. Production was negatively affected by a major rig workover to replace production tubing at our Eugene Island 148 field. Production has been restored in the well. DD&A for the quarter was $1.88/Mcfe versus full-year guidance of $1.80 – $1.95/Mcfe. LOE was $0.75 versus full-year guidance of $0.60 – $0.70 reflecting the added costs of the Eugene Island 148 workover. G&A and interest costs were $0.24/Mcfe and $0.03/Mcfe, respectively, for the quarter versus full-year guidance of $0.21 – $0.28/Mcfe and $0.03 – $0.05/Mcfe. Dry hole costs were estimated at $20-$24 million for the year versus $5.6 million for the quarter.

James A. Watt, President and Chief Executive Officer stated, "Production is forecast to increase in the second quarter as several recent discoveries come on line. So far this year the majority of our drilling operations have been for wells that will add production in 2004. We will now concentrate on wells that will add new reserves and establish production for 2005 and beyond.”

Remington Oil and Gas Corporation is an independent oil and gas exploration and production company headquartered in Dallas, Texas, with operations concentrating in the onshore and offshore regions of the Gulf Coast.

Statements concerning future revenues and expenses, production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of prospects or wells are forward-looking statements. Prospect size and reserve levels are often referred to as “potential” or “un-risked” reserves and are based on the Company’s internal estimates from the volumetric calculations or analogous production. Other forward-looking statements are based on assumptions concerning commodity prices, drilling results, recovery factors for wells, production rates, and operating, administrative and interest costs that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business, mechanical, political, environmental, and geologic risks. There is no assurance that these goals, projections, costs, expenses, reserve levels, and production volumes can or will be met. Further information is available in the Company’s filings with the Securities and Exchange Commission, which are herein incorporated by this reference. Information in this document should be reviewed in combination with the Company’s filings with the Securities and Exchange Commission and information available on the Company’s website at www.remoil.net.

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Remington Oil and Gas Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2004	2003
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$22,069	$31,408
Accounts receivable	49,760	43,004
Prepaid drilling costs	346	476
Prepaid expenses and other current assets	3,045	2,370

Total current assets	75,220	77,258

Properties
Oil and gas properties (successful-efforts method)	634,947	609,599
Other properties	2,961	3,450
Accumulated depreciation, depletion and amortization	(347,437)	(333,011)

Total properties	290,471	280,038

Other assets	1,883	2,089

Total assets	$367,574	$359,385

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$56,427	$58,266
Short-term notes payable and current portion of other long-term payables	45	45

Total current liabilities	56,472	58,311

Long-term liabilities
Notes payable	10,000	18,000
Asset retirement obligation	13,131	12,446
Deferred income taxes	34,628	28,751

Total long-term liabilities	57,759	59,197

Total liabilities	114,231	117,508

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares Outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 27,047,160 shares issued and 27,012,801 shares outstanding in 2004, 26,946,768 shares issued and 26,912,409 shares outstanding in 2003	270	269
Additional paid-in capital	121,848	120,925
Restricted common stock	2,370	3,156
Unearned compensation	(1,341)	(1,668)
Retained earnings	130,196	119,195

Total stockholders’ equity	253,343	241,877

Total liabilities and stockholders’ equity	$367,574	$359,385

Remington Oil and Gas Corporation
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2003
Revenues
Oil sales	$13,943	$13,653
Gas sales	32,114	28,651
Other income	106	33

Total revenues	46,163	42,337

Costs and expenses
Operating	6,048	4,392
Exploration	5,764	7,098
Depreciation, depletion and amortization	15,146	10,757
General and administrative	1,922	1,710
Interest and financing	228	400

Total costs and expenses	29,108	24,357

Income before income taxes	17,055	17,980
Income tax expense	6,054	6,293

Net income	$11,001	$11,687

Basic income per share	$0.41	$0.44

Diluted income per share	$0.39	$0.42

Weighted average shares outstanding (Basic)	26,975	26,340
Weighted average shares outstanding (Diluted)	28,161	27,970
Production
Oil (MBbls)	413	426
Gas (MMcf)	5,592	4,505
Average Prices
Oil	$33.76	$32.05
Gas	$5.74	$6.36

Remington Oil and Gas Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2004	2003
Cash flow provided by operations
Net income	$11,001	$11,687
Adjustments to reconcile net income
Depreciation, depletion and amortization	15,146	10,757
Deferred income taxes	6,054	6,293
Amortization of deferred charges	46	64
Dry hole and impairment costs	5,855	6,745
Cash paid for dismantlement	(22)	(296)
Stock based compensation	362	419
Changes in working capital
(Increase) in accounts receivable	(6,754)	(14,733)
(Increase) in prepaid expenses and other current assets	(387)	(2,549)
Increase (decrease) in accounts payable and accrued expenses	(1,839)	6,617

Net cash flow provided by operations	29,462	25,004

Cash from investing activities
Capital expenditures	(30,727)	(24,614)

Net cash (used in) investing activities	(30,727)	(24,614)

Cash from financing activities
Payments on notes payable and other long-term payables	(8,000)	(267)
Common stock issued	162	63
Purchase of treasury stock	(236)	(301)

Net cash (used in) financing activities	(8,074)	(505)

Net (decrease) in cash and cash equivalents	(9,339)	(115)
Cash and cash equivalents at beginning of period	31,408	14,929

Cash and cash equivalents at end of period	$22,069	$14,814

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